Exhibit 99.1

Applied DNA Sciences Fiscal Third-Quarter Revenues

Increase 170% Year over Year

Company To Hold Conference Call and Webcast Tomorrow, Tuesday,

August 11, 2015 at 9:00 AM EDT.

STONY BROOK, NY. August 10, 2015.Applied DNA Sciences, Inc. (NASDAQ: APDN) (Twitter: @APDN), a provider of DNA-based anti-counterfeiting technology and product authentication solutions, announced results of its third quarter of fiscal 2015.

Dr. James A. Hayward, President and Chief Executive Officer, stated: “We are very pleased to report our third consecutive quarter of record-setting revenues.Global recognition of our platforms continues to open new and varied business opportunities. Our fiscal third-quarter results demonstrate the significant strides we are making toward converting pilot projects to fully commercialized programs. During the quarter, we commenced delivery of SigNature® T DNA for the upcoming cotton-ginning season which begins next month. This DNA will be used to produce our PimaCott™ brand of SigNature-marked pima cotton, being taken up by a number of different brand-owners and retailers, and we believe for the first time ever, will secure the supply chain from field to consumer. Our work with two US government contracts continues towards commercialization of DNA marking on products from microcircuit manufacturing companies as well as in federal supply classes new to APDN.

Financial Highlights for the Third Quarter:

•	Revenues increased 170% for the third quarter of fiscal 2015 to a record $2.3 million, compared with $841 thousand reported in the third quarter of fiscal 2014, and a 49% increase from the $1.5 million reported in the second fiscal quarter ended March 31, 2015. This increase in revenues resulted primarily from sales in the textile industry for protecting cotton supply chains and revenue from two government contracts.

•	Total operating expenses were $3.9 million, compared with $3.3 million in the prior year’s quarter, an increase of approximately $612 thousand or 18%.The increase is primarily attributable to an increase in non-cash stock-based compensation expense of $610 thousand offset by a decrease in legal fees.

•	Net loss for the three months ended June 30, 2015 was $1.7 million, or $0.08 per share, compared with a net loss of $1.9 million, or $0.14 per share for the three months ended June 30, 2014 and a net loss of $1.9 million, or $0.11 per share for the three months ended March 31, 2015.

•	Excluding non-cash expenses, Adjusted EBITDA for the three months ended June 30, 2015 was negative $478 thousand compared to a negative Adjusted EBITDA of $1.9 million (a decrease of 75%) for the same quarter last year and a negative Adjusted EBITDA of $1.2 million (a decrease of 61%) for our prior fiscal quarter. The improvement in adjusted EBITDA is primarily related to the increased revenues achieved with cash-based operating expenses remaining consistent for the three months ended June 30, 2015. See below for information regarding non-GAAP measures.

Recent Highlights:

•	Signed Agreement with Louis Dreyfus Commodities. Using APDN’s SigNature® T DNA, cotton fibers will be tagged at the source or country of origin, allowing purity of content verification at all stages of the supply chain. Louis Dreyfus, one of the world’s largest cotton merchandisers, will provide secure logistics supply chain support for the tagging and authentication of cotton fibers.
•	Launched Homegrown™ Source-Verified Upland Cotton from Grower to Consumer. Along with Divatex, Applied DNA Sciences will be tagging upland cotton fibers at the source, securing the supply chain of American grown cotton fiber, assuring that finished product is produced from cotton grown in the USA.

•	Demands for APDN’s Home Asset Marking Program Increase.More municipalities are offering or recommending DNAnet™ to their citizens, and we have trained over 30 regional police departments to recognize recovered assets that have been DNA-marked.

Dr. Hayward continued: “We are passing through a positive inflection in our business as pilot projects transition to commercial deployments and with market forces creating tailwinds.

Adoption of our solutions by global supply chainscreates revenue opportunity at each node when the products change hands. In our fiscal fourth quarter we will continue our focus on securing supply chains, expanding our role in government, and facilitating law enforcement and consumer protection.

•	We will be working closely with our textiles partners to deliver a successful ginning season marking cotton. We expect additional brands and retailers to adopt SigNature T and our cotton geotypying program, known as fiberTyping®, to ensure the veracity of their label claims.

•	We expect additional municipalities to support home asset marking with DNAnet, and we will continue to recruit the support of law enforcement.

•	We will execute our federal contracts and partnerships with other commercial suppliers to the Department of Defense and other US government Agencies.

•	The painful reality of recent cybersecurity attacks against the US and the fictional harbinger of cyberattacks to come painted by GhostFleet authors P.W. Singer and August Cole, point to the role of physical security in the prevention of cyberattacks. We believe there is no technology that offers the sensitivity, fidelity and forensic high-road to secure cyber supply chains and to deter cybercrime than DNA. We will continue to develop mechanisms in support of protecting semiconductors in high volume.

We believe our opportunities are substantial and that we have never been better positioned for growth.”

Financial Highlights for the First Nine Months:

•	The Company recorded record nine-month revenues of over $5.0 million, an increase of 142% from the same period last fiscal year, and an 82% increase over full-year fiscal 2014 revenues, which was the Company’s prior annual record. The increase in revenues was primarily due to two government contracts,as well as revenues related to sales in the textile industry for protecting cotton supply chains.

•	Operating expenses for the nine months ended June 30, 2015 increased by approximately $890 thousand or 8%. The increase is attributable to an increase in SG&A expenses of non-cash stock-based compensation expense of approximately $1.8 million, offset by decreases in legal and consulting expenses. This was also offset by a decrease in research and development expenses of approximately $124,000.

•	Net loss for the nine months ended June 30, 2015 was $11.4 million or $0.63 per share, compared with a net loss of $11.0 million or $0.82 per share for the nine months ended June 30, 2014.
•	Excluding non-cash expenses and interest, Adjusted EBITDA for the nine months ended June 30, 2015 was negative $3.4 million compared with an Adjusted EBITDA of negative $6.9 million (a decrease of approximately 50%) for the same period last year. See below for information regarding non-GAAP measures.

Fiscal Third-Quarter 2015 Conference Call Information

The Company will hold a conference call to discuss its third-quarter 2015 results tomorrow, August 11, 2015 at 9:00 AM EDT. To participate on the conference call, please follow the instructions below. A slide presentation that will accompany the call may be accessed using the following link: http://www.visualwebcaster.com/event.asp?id=102712

Participant Toll Free: 888-503-8169

Participant Toll: 719-325-2281

Participant Passcode: 3567685

For those who cannot listen to the live broadcast, the presentation material and webcast replay of the call will be available at our investor relations website, http://www.adnas.com/quarterly-results, by end of business on August 11, 2015.

While every attempt will be made to answer your questions, due to the large number of expected participants, not all questions may be answered on the call.

Information about Non-GAAP Financial Measures

Asused herein, “GAAP” refers to accounting principles generally accepted in the United States of America.To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission.Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared in presented in accordance with GAAP.

We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business.Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) change in fair value of warrant liability, (ii) the loss on conversion of promissory notes, (iii) stock-based compensation and (iv) other non-cash expenses.

The accompanying table below provides a reconciliation of the non-GAAP financial measure presented to the most directly comparable financial measure prepared in accordance with GAAP.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. SigNature® DNA describes the platform ingredient that is at the heart of all of our security and authentication solutions. SigNature DNA is at the core of a family of uncopyable products such as DNAnet®, our anti-theft product, SigNature® T, targeted toward textiles, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence and can be used to prosecute perpetrators.

Applied DNA Sciences common stock is listed on NASDAQ under the symbol APDN, and its warrants are listed under the symbol APDNW.

Forward Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 15, 2014, as amended on March 6, 2015, and our subsequent quarterly reports on Form 10-Q filed on February 9, 2015, May 11,2015 and August 10, 2015, which are available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

investorcontact:Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com media contact: Enrique Briz, Dian GrieselInt’l., 212-825-3210,ebriz@dgicomm.com web: www.adnas.com

twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	September 30, 2014
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$10,730,144	$1,393,132
Accounts receivable, net of allowance of $30,228 and $9,634 at June 30, 2015 and September 30, 2014, respectively	2,077,756	834,818
Prepaid expenses and other current assets	209,831	135,365
Total current assets	13,017,731	2,363,315

Property, plant and equipment, net of accumulated depreciation of $743,914 at June 30, 2015 and $759,087 at September 30, 2014	526,816	576,128

Other assets:
Deposits	52,988	57,638
Deferred offering costs	0	181,104
Intangible assets, net of accumulated amortization and impairment of $325,555 and $256,208 at June 30, 2015 and September 30, 2014, respectively	525,902	327,872

Total Assets	$14,123,437	$3,506,057

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities, including related party accrued interest of $6,597 at September 30, 2014, respectively	$1,418,615	$1,494,759
Promissory notes payable, including $1,000,000 with a related party at September 30,2014	—	1,800,000
Deferred revenue	204,863	583,362
Total current liabilities	1,623,478	3,878,121

Warrant liability	—	1,096,412

Total liabilities	1,623,478	4,974,533

Commitments and contingencies

Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of June 30, 2015 and September 30, 2014	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2015 and September 30, 2014	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2015 and September 30, 2014	—	—
Common stock, par value $0.001 per share; 500,000,000 and 1,350,000,000 shares authorized; 21,482,202 and 13,935,954 shares issued and outstanding as of June 30, 2015 and September 30, 2014, respectively	21,483	13,937
Additional paid in capital	223,623,850	198,277,859
Accumulated deficit	(211,145,374)	(199,760,272)
Total stockholders’ equity (deficit)	12,499,959	(1,468,476)

Total Liabilities and Stockholders’ Equity (Deficit)	$14,123,437	$3,506,057

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Revenues	$2,267,671	$841,197	$5,028,234	$2,075,698

Operating expenses:
Selling, general and administrative	3,508,455	2,948,452	11,078,405	10,093,631
Research and development	310,093	266,331	961,745	1,085,416
Depreciation and amortization	121,339	113,424	354,144	325,448

Total operating expenses	3,939,887	3,328,207	12,394,294	11,504,495

LOSS FROM OPERATIONS	(1,672,216)	(2,487,010)	(7,366,060)	(9,428,797)

Other income (expense):
Interest income (expense), net	5,052	111	(26,807)	784
Other (expense) income, net	(3,718)	52,299	(16,853)	130,186
Loss on conversion of promissory notes	-	-	(980,842)	-
Gain (loss) on change in fair value of warrant liability	-	515,543	(2,994,540)	(1,663,316)

Net loss before provision for income taxes	(1,670,882)	(1,919,057)	(11,385,102)	(10,961,143)

Provision for income taxes	-	-	-	-

NET LOSS	$(1,670,882)	$(1,919,057)	$(11,385,102)	$(10,961,143)

Net loss per share-basic and diluted	$(0.08)	$(0.14)	$(0.63)	$(0.82)

Weighted average shares outstanding-
Basic and diluted	21,444,335	13,569,262	18,075,506	13,400,540

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Net Loss	$(1,670,882)	$(1,919,057)	$(11,385,102)	$(10,961,143)

Operating expenses:
Interest (income) expense, net	(5,052)	(111)	26,807	(784)
Depreciation and amortization	121,339	113,424	354,144	325,448
(Gain) loss on change in fair value of warrant liability	—	(515,543)	2,994,540	1,663,316
Stock based compensation expense	1,057,097	404,507	3,595,631	2,055,337
Loss on conversion of promissory notes	—	—	980,842	—
Bad debt expense	18,971	734	21,750	16,878

Total non-cash items	1,192,355	3,011	7,973,714	4,060,195

Consolidated Adjusted EBITDA (loss)	(478,527)	(1,916,046)	(3,411,388)	(6,900,948)